NEWS RELEASE

ASTEC REPORTS SECOND QUARTER 2023 RESULTS

Second Quarter 2023 Highlights (all comparisons are made to the prior year second quarter):
•Record net sales increased 10.0% to $350.0 million
•Operating margin of 4.9% increased 540 bps
•Diluted EPS of $0.58 compared to $(0.17); Adjusted EPS of $0.87 compared to $0.19
•Execution of multi-year ERP implementation on schedule

CHATTANOOGA, Tenn. (August 2, 2023) – Astec Industries, Inc. (Nasdaq: ASTE) announced today its financial results for the second quarter of 2023.

"Our execution with a focus on creating stability and profitability was effective as we achieved sales growth and margin expansion in the second quarter compared to the same quarter in 2022" said Jaco van der Merwe, Chief Executive Officer. "I commend our employees for their dedication and hard work. Consistent with our first quarter results, we realized prior pricing actions to offset inflation. Backlog trended downward in the quarter supported by fulfilling parts orders more efficiently, experiencing fewer supply chain disruptions and driving manufacturing lead times. Our ERP implementation continues to be on schedule and on budget as we transform how we connect people, products and processes to operate more efficiently as OneASTEC. We have now integrated our first manufacturing site and corporate in addition to our human capital management modules. We are encouraged by our results as we execute our strategic initiatives. Our strong balance sheet and the multi-year federal highway bill are expected to continue to provide stability as we grow."

	GAAP				Adjusted
(in millions, except per share and percentage data)	2Q 2023	2Q 2022	Change		2Q 2023	2Q 2022	Change
Net sales	$350.0	$318.2	10.0%
Domestic sales	286.4	248.4	15.3%
International sales	63.6	69.8	(8.9)%
Backlog	688.8	837.4	(17.7)%
Domestic backlog	588.2	705.1	(16.6)%
International backlog	100.6	132.3	(24.0)%
Income from operations (a)	17.3	(1.7)	1117.6%		26.2	8.9	194.4%
Operating margin (a)	4.9%	(0.5)%	540	bps	7.5%	2.8%	470	bps
Effective tax rate	17.0%	17.0%	—	bps	19.4%	27.1%	(770	bps)
Net income (loss) attributable to controlling interest	13.1	(3.9)	435.9%		19.9	4.3	362.8%
Diluted EPS	0.58	(0.17)	441.2%		0.87	0.19	357.9%
Adjusted EBITDA					32.2	13.2	143.9%
Adjusted EBITDA margin					9.2%	4.1%	510	bps
(a) Certain reclassifications have been made to the prior period financial information to conform to the presentation used in the financial statements for the three months ended June 30, 2023.

•Net sales were driven by favorable net changes in volume, pricing and mix that generated increases in service and equipment installation, equipment sales, parts and component sales and used equipment partially offset by freight and other revenue. Demand was strong domestically while international sales declined. Sales reported by our foreign subsidiaries in U.S. dollars for the second quarter of 2023 would have been $3.5 million higher had second quarter 2023 foreign exchange rates been the same as second quarter 2022 rates.
•Our backlog continues to be elevated, while decreasing from historically high levels in 2022. Sales delivery outpaced new orders. We expect backlog to continue to normalize as customer order patterns adjust to the current environment of diminished supply chain constraints that caused prior manufacturing throughput disruptions. Additionally, we are focused on prudent expansion of our production capacity. We anticipate this will allow us to convert backlog more quickly to sales in the future.
•Operating income increased as favorable net volume, pricing and mix of sales outpaced inflation, manufacturing inefficiencies, increased selling, general and administrative expenses and restructuring charges. Selling, general and administrative expenses were lower as a percentage of sales.

1725 Shepherd Road | Chattanooga, Tennessee 37421 | 423.899.5898 | astecindustries.com

NEWS RELEASE
•Adjusted net income and Adjusted EPS exclude $6.8 million and $0.29, respectively, of incremental costs, net of tax, primarily driven by our transformation program initiatives to optimize our company for long term value creation.

Segments Results

Infrastructure Solutions - Road building equipment, asphalt and concrete plants, thermal storage solutions.
•Net sales of $218.1 million increased 4.1% due to favorable net volume, pricing and mix of sales that generated increased service and equipment installation revenue, parts and component sales and used equipment sales. These increases were partially offset by seasonally lower new equipment sales and freight revenue.
•Segment Operating Adjusted EBITDA of $26.7 million increased 67.9% primarily due to gross margin impacts for net positive volume, pricing and mix. Segment Operating Adjusted EBITDA margin of 12.2% increased 460 basis points.

Materials Solutions - Processing equipment to crush, screen and convey aggregates.
•Net sales of $130.2 million increased 21.2% due to favorable net volume, pricing and mix of sales. The increase was driven by higher new equipment sales and parts and component sales, partially offset by the increased utilization of our interest subsidy programs offered to certain of our dealer customers.
•Segment Operating Adjusted EBITDA of $18.3 million increased 92.6% due to increased net volume, pricing and mix of sales and foreign currency translation losses in 2022 that did not recur in 2023. The increase was partially offset by higher inflation on materials, labor and overhead costs and manufacturing inefficiencies. Segment Operating Adjusted EBITDA margin of 14.1% increased 530 basis points.

Balance Sheet, Cash Flow and Liquidity
•We ended the quarter with balance sheet cash of $44.5 million, a 12.1% decrease from June 30, 2022.
•Net cash used in operating activities for the six months ended June 30, 2023 was $2.5 million as we carried additional inventories on hand to satisfy customer demand for our products.
•Net cash provided by investing activities for the six months ended June 30, 2023 was $2.6 million due to the net proceeds from the sale and purchase of property and equipment.
•Net cash consumed by financing activities for the six months ended June 30, 2023 was $22.0 million primarily due to higher net repayments on our outstanding debt obligations and funding the dividend payment.

Second Quarter Capital Allocation
•Capital expenditure investments to increase capacity and improve efficiency were $9.1 million.
•Dividend payment of $0.13 per share.

Investor Conference Call and Webcast

Astec will conduct a conference call and live webcast today, August 2, 2023, at 8:30 A.M. Eastern Time, to review its second quarter financial results as well as current business conditions.

To access the call, dial (888) 440-4118 on Wednesday, August 2, 2023 at least 10 minutes prior to the scheduled time for the call. International callers should dial (646) 960-0833.

You may also access a live webcast of the call at: https://events.q4inc.com/attendee/312063797.

You will need to give your name and company affiliation and reference Astec. An archived webcast will be available for ninety days at www.astecindustries.com.

A replay of the call can be accessed until August 16, 2023 by dialing (800) 770-2030, or (647) 362-9199 for international callers, Conference ID# 8741406. A transcript of the conference call will be made available under the Investor Relations section of the Astec Industries, Inc. website within 5 business days after the call.

About Astec

Astec, (www.astecindustries.com), is a manufacturer of specialized equipment for asphalt road building, aggregate processing and concrete production. Astec's manufacturing operations are divided into two primary business segments: Infrastructure Solutions that includes road building, asphalt and concrete plants, thermal and storage solutions; and Materials Solutions that include our aggregate processing equipment. Astec also operates a line of controls and automation products designed to deliver enhanced productivity through improved equipment performance.

1725 Shepherd Road | Chattanooga, Tennessee 37421 | 423.899.5898 | astecindustries.com

NEWS RELEASE
Safe Harbor Statements under the Private Securities Litigation Reform Act of 1995

This News Release contains forward-looking statements within the meaning of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such statements relate to, among other things, income, earnings, cash flows, changes in operations, operating improvements, businesses in which we operate and the United States and global economies. Statements in this News Release that are not historical are hereby identified as "forward-looking statements" and may be indicated by words or phrases such as "anticipates," "supports," "plans," "projects," "expects," "believes," "should," "would," "could," "forecast," "management is of the opinion," use of the future tense and similar words or phrases. These forward-looking statements are based largely on management's expectations, which are subject to a number of known and unknown risks, uncertainties and other factors discussed and described in our most recent Annual Report on Form 10-K, including those risks described in Part I, Item 1A. Risk Factors thereof, and in other reports filed subsequently by us with the Securities and Exchange Commission, which may cause actual results, financial or otherwise, to be materially different from those anticipated, expressed or implied by the forward-looking statements. All forward-looking statements included in this document are based on information available to us on the date hereof, and we assume no obligation to update any such forward-looking statements to reflect future events or circumstances, except as required by law.

Non-GAAP Financial Measures

In an effort to provide investors with additional information regarding the Company's results, the Company refers to various U.S. GAAP (U.S. generally accepted accounting principles) and non-GAAP financial measures which management believes provides useful information to investors. These non-GAAP financial measures have no standardized meaning prescribed by U.S. GAAP and therefore may not be comparable to the calculation of similar measures for other companies. Management of the Company does not intend these items to be considered in isolation or as a substitute for the related GAAP measures. Nonetheless, this non-GAAP information can be useful in understanding the Company's operating results and the performance of its core business. Management of the Company uses both GAAP and non-GAAP financial measures to establish internal budgets and targets and to evaluate the Company's financial performance against such budgets and targets. A reconciliation of these non-GAAP measures to the most directly comparable GAAP measure is included in this News Release.

For Additional Information Contact:
Steve Anderson
Senior Vice President of Administration and Investor Relations
Phone: (423) 899-5898
E-mail: sanderson@astecindustries.com
1725 Shepherd Road | Chattanooga, Tennessee 37421 | 423.899.5898 | astecindustries.com

NEWS RELEASE
Certain reclassifications have been made to the prior period financial information included in this News Release to conform to the presentation used in the financial statements for the three and six months ended June 30, 2023.

Astec Industries Inc.
Condensed Consolidated Statements of Operations
(In millions, except shares in thousands and per share amounts; unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net sales	$350.0	$318.2	$697.9	$609.4
Cost of sales	267.1	255.3	525.8	481.8
Gross profit	82.9	62.9	172.1	127.6

Operating expenses:
Selling, general and administrative expenses	64.5	61.2	132.4	120.9
Restructuring, impairment and other asset charges, net	1.1	3.4	4.8	4.4
Total operating expenses	65.6	64.6	137.2	125.3
Income (loss) from operations	17.3	(1.7)	34.9	2.3

Other expenses, net:
Interest expense	(2.0)	(0.6)	(4.0)	(1.0)
Other income (expenses), net	0.6	(2.4)	1.5	(1.0)
Income (loss) before income taxes	15.9	(4.7)	32.4	0.3
Income tax provision (benefit)	2.7	(0.8)	7.1	0.1
Net income (loss)	13.2	(3.9)	25.3	0.2
Net income attributable to noncontrolling interest	(0.1)	—	(0.1)	—
Net income (loss) attributable to controlling interest	$13.1	$(3.9)	$25.2	$0.2

Earnings per common share
Basic	$0.58	$(0.17)	$1.11	$0.01
Diluted	0.58	(0.17)	1.11	0.01

Weighted average shares outstanding
Basic	22,724	22,851	22,690	22,817
Diluted	22,769	22,851	22,772	22,924
1725 Shepherd Road | Chattanooga, Tennessee 37421 | 423.899.5898 | astecindustries.com

NEWS RELEASE
Astec Industries Inc.
Segment Net Sales and Operating Adjusted EBITDA
(In millions; unaudited)

Segment net sales are reported net of intersegment sales.

	Three Months Ended June 30,						Six Months Ended June 30,
	Infrastructure Solutions		Materials Solutions		Corporate and Other	Total	Infrastructure Solutions		Materials Solutions		Corporate and Other	Total
2023 Net sales	$218.1		$130.2		$1.7	$350.0	$448.0		$244.1		$5.8	$697.9
2022 Net sales	209.6		107.4		1.2	318.2	407.1		201.1		1.2	609.4
Change $	8.5		22.8		0.5	31.8	40.9		43.0		4.6	88.5
Change %	4.1%		21.2%		41.7%	10.0%	10.0%		21.4%		383.3%	14.5%

2023 Segment Operating Adjusted EBITDA	26.7		18.3		(12.3)	32.7	54.0		33.6		(19.1)	68.5
2022 Segment Operating Adjusted EBITDA	15.9		9.5		(12.3)	13.1	32.3		21.7		(22.1)	31.9
Change $	10.8		8.8		—	19.6	21.7		11.9		3.0	36.6
Change %	67.9%		92.6%		—%	149.6%	67.2%		54.8%		13.6%	114.7%

2023 Segment Operating Adjusted EBITDA Margin	12.2%		14.1%				12.1%		13.8%
2022 Segment Operating Adjusted EBITDA Margin	7.6%		8.8%				7.9%		10.8%
Change bps	460	bps	530	bps			420	bps	300	bps

1725 Shepherd Road | Chattanooga, Tennessee 37421 | 423.899.5898 | astecindustries.com

NEWS RELEASE
We present certain non-GAAP information that can be useful in understanding our operating results and the performance of our core business. We use both GAAP and non-GAAP financial measures to establish internal budgets and targets and to evaluate financial performance against such budgets and targets. We exclude the costs and related tax effects of the following items as we do not believe they are indicative of our core business operations:

•Transformation program - Incremental costs related to the execution of our ongoing strategic transformation initiatives which may include personnel costs, third-party consultant costs, duplicative systems usage fees, administrative costs, accelerated depreciation and amortization on certain long-lived assets and other similar type charges. Transformation program initiatives includes our multi-year phased implementation of a standardized enterprise resource planning system across the global organization and a lean manufacturing initiative at one of our largest manufacturing sites. These costs are included in "Cost of sales" and "Selling, general and administrative expenses", as appropriate, in the Consolidated Statements of Operations.

•Restructuring and other related charges - Charges related to restructuring activities which primarily include personnel termination actions and reorganization efforts to simplify and consolidate our operations. These activities include the termination of our previous CEO, the limited overhead restructuring action implemented in February 2023, the closing of our Tacoma location in Q1 2022 and ongoing litigation costs for our exited Enid location. These costs are recorded in "Restructuring, impairment and other asset charges, net" in the Consolidated Statements of Operations.

•Asset impairment - Asset impairment charges, to the extent that they are experienced, are recorded in "Restructuring, impairment and other asset charges, net" in the Consolidated Statements of Operations. These include charges associated with abandoned in-process internally developed software that was determined to be impaired in both Q2 2023 and 2022. Additional charges in 2022 relate to the determination that prepaid charges related to certain manufacturing equipment contracted to be constructed by a third-party vendor would not be recovered.

•Gain (loss) on sale of property and equipment, net - Gains or losses recognized on the disposal of property and equipment that are recorded in "Restructuring, impairment and other asset charges, net" in the Consolidated Statements of Operations. We may sell or dispose of assets in the normal course of our business operations as they are no longer needed or used.

•Transaction costs - Transaction costs associated with the acquisition or integration of acquired businesses. These costs are typically included in "Selling, general and administrative expenses" in the Consolidated Statements of Operations. Transaction costs primarily relate to the acquisition and integration costs associated with the acquisition of MINDS Automation Group, Inc. that was completed on April 1, 2022.

A reconciliation of total Segment Operating Adjusted EBITDA to the Company's "Net income (loss) attributable to controlling interest" is as follows (in millions; unaudited):

	Three Months Ended June 30,			Six Months Ended June 30,
	2023	2022	Change $	2023	2022	Change $
Segment Operating Adjusted EBITDA	$32.7	$13.1	$19.6	$68.5	$31.9	$36.6
Adjustments:
Transformation program	(7.6)	(6.4)	(1.2)	(14.8)	(11.7)	(3.1)
Restructuring and other related charges	(0.4)	(0.4)	—	(7.5)	(1.4)	(6.1)
Asset impairment	(0.8)	(3.0)	2.2	(0.8)	(3.0)	2.2
Gain on sale of property and equipment, net	0.1	—	0.1	3.5	—	3.5
Transaction costs	—	(0.8)	0.8	—	(1.4)	1.4
Interest expense, net	(1.5)	(0.4)	(1.1)	(3.0)	(0.6)	(2.4)
Depreciation and amortization	(6.2)	(6.9)	0.7	(12.5)	(13.6)	1.1
Income tax (provision) benefit	(2.7)	0.8	(3.5)	(7.1)	(0.1)	(7.0)
(Elimination) recapture of intercompany profit	(0.4)	0.1	(0.5)	(1.0)	0.1	(1.1)
Net income attributable to noncontrolling interest	(0.1)	—	(0.1)	(0.1)	—	(0.1)
Net income (loss) attributable to controlling interest	$13.1	$(3.9)	$17.0	$25.2	$0.2	$25.0
1725 Shepherd Road | Chattanooga, Tennessee 37421 | 423.899.5898 | astecindustries.com

NEWS RELEASE
Astec Industries Inc.
Condensed Consolidated Balance Sheets
(In millions; unaudited)

	June 30, 2023	December 31, 2022
Assets
Current assets:
Cash, cash equivalents and restricted cash	$44.5	$66.0
Investments	4.0	3.9
Trade receivables and contract assets, net	157.6	167.1
Inventories, net	429.5	393.4
Other current assets, net	40.3	66.0
Total current assets	675.9	696.4
Property, plant and equipment, net	180.4	173.6
Other long-term assets	154.1	144.4
Total assets	$1,010.4	$1,014.4

Liabilities
Current liabilities:
Accounts payable	$109.2	$107.2
Customer deposits	57.7	69.5
Other current liabilities	97.2	97.3
Total current liabilities	264.1	274.0
Long-term debt	62.0	78.1
Other long-term liabilities	36.8	35.4
Total equity	647.5	626.9
Total liabilities and equity	$1,010.4	$1,014.4

1725 Shepherd Road | Chattanooga, Tennessee 37421 | 423.899.5898 | astecindustries.com

NEWS RELEASE
Astec Industries Inc.
Condensed Consolidated Statements of Cash Flows
(In millions; unaudited)

	Six Months Ended June 30,
	2023	2022
Cash flows from operating activities:
Net income	$25.3	$0.2
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	12.5	13.6
Provision for credit losses	0.2	0.2
Provision for warranties	10.6	6.4
Deferred compensation expense (benefit)	0.1	(0.9)
Share-based compensation	2.2	3.4
Deferred tax benefit	(4.7)	(8.0)
Gain on disposition of property and equipment, net	(3.5)	—
Asset impairment charges, net	0.8	3.0
Amortization of debt issuance costs	0.2	—
Distributions to deferred compensation programs' participants	(0.4)	(0.4)
Change in operating assets and liabilities:
Purchase of trading securities, net	(1.1)	(0.5)
Receivables and other contract assets	9.7	(21.5)
Inventories	(37.2)	(71.5)
Prepaid expenses	5.7	(3.8)
Other assets	(8.3)	(4.8)
Accounts payable	1.3	22.7
Accrued loss reserves	0.6	0.5
Accrued employee related liabilities	1.6	6.1
Other accrued liabilities	(7.4)	2.6
Accrued product warranty	(6.0)	(5.2)
Customer deposits	(11.4)	14.2
Income taxes payable/prepaid	6.7	1.8
Net cash used in operating activities	(2.5)	(41.9)
Cash flows from investing activities:
Acquisitions, net of cash acquired	—	(17.8)
Expenditures for property and equipment	(17.1)	(18.8)
Proceeds from sale of property and equipment	20.1	0.2
Purchase of investments	(0.5)	(0.6)
Sale of investments	0.1	0.1
Net cash provided by (used in) investing activities	2.6	(36.9)
(Continued)

1725 Shepherd Road | Chattanooga, Tennessee 37421 | 423.899.5898 | astecindustries.com

NEWS RELEASE
Astec Industries Inc.
Condensed Consolidated Statements of Cash Flows (Continued)
(In millions; unaudited)

	Six Months Ended June 30,
	2023	2022
Cash flows from financing activities:
Payment of dividends	(5.9)	(5.5)
Proceeds from borrowings on credit facilities and bank loans	113.6	28.5
Repayments of borrowings on credit facilities and bank loans	(128.1)	(25.3)
Sale of Company stock by deferred compensation programs, net	—	0.2
Withholding tax paid upon vesting of share-based compensation awards	(1.6)	(1.6)
Net cash used in financing activities	(22.0)	(3.7)
Effect of exchange rates on cash	0.4	(1.3)
Decrease in cash, cash equivalents and restricted cash	(21.5)	(83.8)
Cash, cash equivalents and restricted cash, beginning of period	66.0	134.4
Cash, cash equivalents and restricted cash, end of period	$44.5	$50.6
1725 Shepherd Road | Chattanooga, Tennessee 37421 | 423.899.5898 | astecindustries.com

NEWS RELEASE
Astec Industries Inc.
GAAP vs Non-GAAP Adjusted EPS Reconciliations
(In millions, except per share amounts; unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net income (loss) attributable to controlling interest	$13.1	$(3.9)	$25.2	$0.2
Adjustments:
Transformation program	7.8	6.4	15.0	11.7
Restructuring and other related charges	0.4	0.4	7.5	1.4
Asset impairment	0.8	3.0	0.8	3.0
Gain on sale of property and equipment, net	(0.1)	—	(3.5)	—
Transaction costs	—	0.8	—	1.4
Income tax impact of adjustments	(2.1)	(2.4)	(4.6)	(4.0)
Adjusted net income attributable to controlling interest	$19.9	$4.3	$40.4	$13.7

Diluted EPS	$0.58	$(0.17)	$1.11	$0.01
Adjustments:
Transformation program	0.34	0.28	0.66	0.51
Restructuring and other related charges(a)	0.01	0.02	0.32	0.06
Asset impairment(a)	0.03	0.13	0.03	0.13
Gain on sale of property and equipment, net	—	—	(0.15)	—
Transaction costs	—	0.04	—	0.06
Income tax impact of adjustments	(0.09)	(0.11)	(0.20)	(0.17)
Adjusted EPS	$0.87	$0.19	$1.77	$0.60

(a) Calculation includes the impact of a rounding adjustment

1725 Shepherd Road | Chattanooga, Tennessee 37421 | 423.899.5898 | astecindustries.com

NEWS RELEASE
Astec Industries Inc.
EBITDA and Adjusted EBITDA Reconciliations
(In millions; unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net sales	$350.0	$318.2	$697.9	$609.4

Net income (loss) attributable to controlling interest	$13.1	$(3.9)	$25.2	$0.2
Interest expense, net	1.5	0.4	3.0	0.6
Depreciation and amortization	6.2	6.9	12.5	13.6
Income tax provision (benefit)	2.7	(0.8)	7.1	0.1
EBITDA	23.5	2.6	47.8	14.5
EBITDA margin	6.7%	0.8%	6.8%	2.4%

Adjustments:
Transformation program	7.6	6.4	14.8	11.7
Restructuring and other related charges	0.4	0.4	7.5	1.4
Asset impairment	0.8	3.0	0.8	3.0
Gain on sale of property and equipment, net	(0.1)	—	(3.5)	—
Transaction costs	—	0.8	—	1.4
Adjusted EBITDA	$32.2	$13.2	$67.4	$32.0
Adjusted EBITDA margin	9.2%	4.1%	9.7%	5.3%

1725 Shepherd Road | Chattanooga, Tennessee 37421 | 423.899.5898 | astecindustries.com